UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2023

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification Number)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $.01	PRU	New York Stock Exchange
5.950% Junior Subordinated Notes	PRH	New York Stock Exchange
5.625% Junior Subordinated Notes	PRS	New York Stock Exchange
4.125% Junior Subordinated Notes	PFH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 8, 2023, pursuant to separate Purchase Agreements among Prudential Financial, Inc. (the “Company”), certain initial purchasers and the Trusts (as defined below), Five Corners Funding Trust III, a Delaware statutory trust (the “2033 Trust”), completed the issuance and sale of 800,000 of its Pre-Capitalized Trust Securities redeemable February 15, 2033 (the “2033 P-Caps”) for an aggregate purchase price of $800,000,000 and Five Corners Funding Trust IV, a Delaware statutory trust (the “2053 Trust” and, together with the 2033 Trust, the “Trusts”), completed the issuance and sale of 700,000 of its Pre-Capitalized Trust Securities redeemable February 15, 2053 (the “2053 P-Caps” and, together with the 2033 P-Caps, the “P-Caps”) for an aggregate purchase price of $700,000,000 in private placements pursuant to Rule 144A under the Securities Act of 1933, as amended. The Trusts each invested the proceeds from the sale of their P-Caps in separate portfolios of principal and interest strips of U.S. Treasury Securities (the “Eligible Assets”), and the Company agreed to reimburse the Trusts for trustees’ fees and each Trust’s other expenses in connection with the transaction.

In connection with the sale of the P-Caps, the Company entered into separate facility agreements (each, a “Facility Agreement”) with each Trust and The Bank of New York Mellon, as notes trustee. Each Trust’s Facility Agreement provides that the Company has the right to issue to the applicable Trust, and to require the applicable Trust to purchase from the Company, on one or more occasions (the “Issuance Right”), senior notes in an aggregate principal amount at any one time outstanding and held by such Trust, in the case of the 2033 Trust, of up to $800,000,000 of the Company’s 5.791% Senior Notes due February 15, 2033 (the “2033 Senior Notes”) and, in the case of the 2053 Trust, of up to $700,000,000 of the Company’s 5.997% Senior Notes due February 15, 2053 (the “2053 Senior Notes” and, together with the 2033 Senior Notes, the “Senior Notes”) in exchange for all or a portion of the Eligible Assets held by such Trust corresponding to the amount of the applicable Issuance Right being exercised at that time. The Company will pay the 2033 Trust a semi-annual facility fee calculated at a rate of 1.815% per annum, and to the 2053 Trust a semi-annual facility fee calculated at a rate of 2.066% per annum, applied to the unexercised portion of the applicable Issuance Right. By agreeing to purchase the Senior Notes in exchange for Eligible Assets upon exercise of the applicable Issuance Right, each Trust will provide a source of liquid assets for the Company. Each Trust will terminate upon the redemption of all such Trust’s outstanding P-Caps or the earlier occurrence of certain other events, and shall distribute any Senior Notes held at the time of termination to the holders of the applicable P-Caps.

Each Issuance Right will be exercised automatically in full (1) if the Company fails to pay the facility fee under the applicable Facility Agreement when due or any amount due and owing under the applicable trust expense reimbursement agreement or fails to purchase and pay for any Eligible Assets that are due and not paid on their payment date, and such failure is not cured within 30 days, or (2) upon certain bankruptcy events involving the Company. The Company will be required to exercise each Issuance Right in full if (1) it reasonably believes that its consolidated stockholders’ equity, determined in accordance with GAAP but excluding accumulated other comprehensive income (or loss) and equity of non-controlling interests attributable thereto, has fallen below $9 billion, which amount may be adjusted from time to time upon the occurrence of certain specified events, (2) an event of default under the indenture that governs the Senior Notes has occurred or would have occurred had the Senior Notes been outstanding or (3) certain events relating to each Trust’s status as an “investment company” under the Investment Company Act of 1940, as amended, have occurred. In addition, at any time following exercise of the Issuance Right in whole or in part, other than upon an automatic exercise or a required exercise as described in this paragraph, the Company will have the right to repurchase any or all of the Senior Notes then held by each Trust in exchange for Eligible Assets that entitle such Trust to receive payments of principal and interest in the same amounts that such Trust would have received on the Eligible Assets that it delivered to the Company upon the exercise of the applicable Issuance Right in respect of the Senior Notes to be so repurchased.

The Company has the right to redeem, at its option, the Senior Notes issued to either Trust at any time in whole or in part and, in lieu of issuing and selling Senior Notes to a Trust pursuant to any voluntary exercise of the Issuance Right, may elect to deliver to a Trust a cash amount equal to the applicable redemption price in exchange for a corresponding portion of Eligible Assets. The redemption price of the Senior Notes being redeemed (or the amount of cash delivered in lieu of Senior Notes) will equal the principal amount of such Senior Notes or, if greater, a make-whole redemption price, in each case plus accrued and unpaid interest to, but excluding, the date of redemption. On the redemption (or payment) date, the applicable Trust will apply the redemption proceeds (or such cash amount) to redeem its P-Caps having an initial purchase price equal to the principal amount of such Senior Notes. The P-Caps are to be redeemed, in the case of the 2033 Trust, on February 15, 2033 and, in the case of the 2053 Trust, on February 15, 2053 or earlier upon such an early redemption of the applicable Senior Notes. Following any distribution of Senior Notes to the holders of the applicable P-Caps, the Company may similarly redeem such Senior Notes, in whole or in part, at the redemption price described above, plus accrued and unpaid interest to, but excluding, the date of redemption.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2023

PRUDENTIAL FINANCIAL, INC.

By:	/s/ John M. Cafiero
Name:	John M. Cafiero
Title:	Vice President and Assistant Secretary